Exhibit 99.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2023 RESULTS

Third Quarter Highlights

Reported earnings per share of $0.38 improved from loss per share of $0.16 in prior year period

Net sales excluding surcharge up 17% sequentially and up 33% year-over-year

Backlog up 10% sequentially and up 70% year-over-year

PHILADELPHIA – April 27, 2023 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2023. For the quarter, the Company reported net income of $18.6 million, or $0.38 earnings per diluted share.

“By outperforming expectations for the third quarter of fiscal year 2023, we remain on the path to returning to pre-pandemic levels of profitability in the fourth quarter of fiscal year 2023,” said Tony R. Thene, President and CEO of Carpenter Technology. “Our third quarter performance was driven by increased productivity across our manufacturing facilities and ongoing strong demand in each of our end-use markets.”

“The Specialty Alloys Operations (“SAO”) segment demonstrated continued improvement with operating income of $49.0 million for the third quarter of fiscal year 2023. The results for SAO were driven by increased productivity at our facilities as we continued to safely onboard new employees and accelerate training. The Performance Engineered Products (“PEP”) segment had a strong quarter with operating income of $10.2 million, led by our Dynamet Titanium and Additive businesses.”

“Looking ahead, we are well positioned to achieve our goal of delivering operating income of $54-60 million in the fourth quarter of fiscal year 2023. To achieve this goal, we are continuing to focus on increasing productivity across our manufacturing facilities to meet the strong demand across each of our end-use markets. With higher volumes, improved product mix and increased prices, we expect to realize accelerating sales momentum and improved margins.”

Financial Highlights

($ in millions except per share amounts)	Q3 FY2023	Q3 FY2022	Q2 FY2023
Net sales	$690.1	$489.0	$579.1
Net sales excluding surcharge (a)	$491.5	$369.0	$420.8
Operating income	$39.3	$1.1	$22.6
Adjusted operating income (loss) excluding special items (a)	$39.3	$(1.6)	$22.6
Net income (loss)	$18.6	$(7.5)	$6.2
Earnings (loss) per share	$0.38	$(0.16)	$0.13
Adjusted earnings (loss) per share (a)	$0.38	$(0.20)	$0.13
Net cash provided from (used for) operating activities	$4.3	$35.3	$(86.4)
Adjusted free cash flow (a)	$(26.0)	$0.4	$(113.7)

(a)	Non-GAAP financial measures explained in the tables below

Net sales for the third quarter of fiscal year 2023 were $690.1 million, compared with $489.0 million in the third quarter of fiscal year 2022, an increase of $201.1 million (or 41 percent), on a 15 percent increase in shipment volume. Net sales excluding surcharge were $491.5 million, an increase of $122.5 million (or 33 percent) from the same period a year ago.

Operating income was $39.3 million in the current quarter compared to operating income of $1.1 million in the prior year period. Earnings per share in the third quarter of fiscal year 2023 was $0.38 compared to loss of $0.16 per share in the prior year quarter. Excluding special items, adjusted loss per share in the third quarter of fiscal year 2022 was $0.20. The improvement in operating income and earnings per share is primarily the result of increased shipments as activity levels continued to increase to meet improving market conditions in key end-use markets compared to the prior year period.

Cash provided from operating activities in the third quarter of fiscal year 2023 was $4.3 million compared to cash provided from operating activities of $35.3 million in the same quarter last year. Adjusted free cash flow in the third quarter of fiscal year 2023 was negative $26.0 million, compared to positive $0.4 million in the same quarter last year. The operating cash flow and adjusted free cash flow in the third quarter of fiscal year 2023 compared to the prior year period reflect improved earnings offset by higher cash used for working capital needs to meet growing demand. Capital expenditures in the third quarter of fiscal year 2023 were $20.5 million, compared to $25.1 million in the same quarter last fiscal year.

Total liquidity, including cash and available revolver balance, was $211.9 million at the end of the third quarter of fiscal year 2023. This consisted of $22.3 million of cash and $189.6 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, April 27, 2023, at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2023. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the schedules below.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2022, Form 10-Q for the fiscal quarters ended September 30, 2022, and December 31, 2022, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (20) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
NET SALES	$690.1	$489.0	$1,792.1	$1,272.6
Cost of sales	596.6	449.5	1,573.9	1,194.8

Gross profit	93.5	39.5	218.2	77.8
Selling, general and administrative expenses	54.2	38.4	148.0	127.3

Operating income (loss)	39.3	1.1	70.2	(49.5)
Interest expense, net	14.5	11.2	40.1	31.5
Other expense (income), net	0.8	(1.8)	6.2	(12.5)

Income (loss) before income taxes	24.0	(8.3)	23.9	(68.5)
Income tax expense (benefit)	5.4	(0.8)	5.9	(16.8)

NET INCOME (LOSS)	$18.6	$(7.5)	$18.0	$(51.7)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.38	$(0.16)	$0.36	$(1.07)

Diluted	$0.38	$(0.16)	$0.36	$(1.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.8	48.6	48.7	48.5

Diluted	49.2	48.6	49.0	48.5

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$18.0	$(51.7)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	97.5	98.5
Acquisition-related contingent liability release	—	(4.7)
Deferred income taxes	—	(19.0)
Net pension expense (income)	14.9	(5.5)
Share-based compensation expense	10.4	8.6
Net loss on disposals of property, plant and equipment	0.7	0.7
Changes in working capital and other:
Accounts receivable	(130.6)	(29.9)
Inventories	(213.5)	(101.4)
Other current assets	(0.3)	(12.6)
Accounts payable	42.0	63.1
Accrued liabilities	8.4	(38.5)
Pension plan contributions	—	(0.2)
Other postretirement plan contributions	(2.6)	(1.2)
Other, net	(5.1)	(7.2)

Net cash used for operating activities	(160.2)	(101.0)

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(51.5)	(58.5)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	1.8

Net cash used for investing activities	(51.5)	(56.7)

FINANCING ACTIVITIES
Short-term credit agreement borrowings, net change	3.6	—
Credit agreement borrowings	183.7	—
Credit agreement repayments	(78.7)	—
Proceeds from issuance of long-term debt, net of offering costs	—	296.6
Payments for debt issue costs	—	(1.1)
Dividends paid	(29.5)	(29.4)
Proceeds from stock options exercised	1.5	—
Withholding tax payments on share-based compensation awards	(3.5)	(3.2)

Net cash provided from financing activities	77.1	262.9

Effect of exchange rate changes on cash and cash equivalents	2.7	1.3

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(131.9)	106.5
Cash and cash equivalents at beginning of year	154.2	287.4

Cash and cash equivalents at end of period	$22.3	$393.9

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$22.3	$154.2
Accounts receivable, net	515.5	382.3
Inventories	710.4	496.1
Other current assets	84.4	86.8

Total current assets	1,332.6	1,119.4
Property, plant and equipment, net	1,383.6	1,420.8
Goodwill	241.4	241.4
Other intangibles, net	30.2	35.2
Deferred income taxes	5.3	5.7
Other assets	101.2	109.8

Total assets	$3,094.3	$2,932.3

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$108.6	$—
Accounts payable	288.0	242.1
Accrued liabilities	147.4	133.5

Total current liabilities	544.0	375.6
Long-term debt	692.7	691.8
Accrued pension liabilities	200.9	196.6
Accrued postretirement benefits	78.4	77.4
Deferred income taxes	159.9	162.4
Other liabilities	91.2	98.0

Total liabilities	1,767.1	1,601.8

STOCKHOLDERS’ EQUITY
Common stock	280.3	280.1
Capital in excess of par value	319.9	320.3
Reinvested earnings	1,199.5	1,211.0
Common stock in treasury, at cost	(298.4)	(307.4)
Accumulated other comprehensive loss	(174.1)	(173.5)

Total stockholders’ equity	1,327.2	1,330.5

Total liabilities and stockholders’ equity	$3,094.3	$2,932.3

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Pounds sold (000):
Specialty Alloys Operations	56,516	49,872	150,522	136,128
Performance Engineered Products	3,232	2,706	8,536	7,854
Intersegment	(2,446)	(2,838)	(6,366)	(7,630)

Consolidated pounds sold	57,302	49,740	152,692	136,352

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$411.5	$300.0	$1,063.3	$809.8
Surcharge	191.9	118.0	483.3	270.9

Specialty Alloys Operations net sales	603.4	418.0	1,546.6	1,080.7
Performance Engineered Products
Net sales excluding surcharge	103.8	86.4	289.5	243.8
Surcharge	11.3	2.0	25.6	4.9

Performance Engineered Products net sales	115.1	88.4	315.1	248.7
Intersegment
Net sales excluding surcharge	(23.8)	(17.4)	(64.8)	(56.7)
Surcharge	(4.6)	—	(4.8)	(0.1)

Intersegment net sales	(28.4)	(17.4)	(69.6)	(56.8)

Consolidated net sales	$690.1	$489.0	$1,792.1	$1,272.6

Operating income (loss):
Specialty Alloys Operations	$49.0	$5.8	$99.1	$(20.4)
Performance Engineered Products	10.2	4.2	25.9	7.8
Corporate	(19.6)	(8.6)	(53.1)	(37.3)
Intersegment	(0.3)	(0.3)	(1.7)	0.4

Consolidated operating income (loss)	$39.3	$1.1	$70.2	$(49.5)

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other expense (income), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	2023	2022	2023	2022
Net sales	$690.1	$489.0	$1,792.1	$1,272.6
Less: surcharge revenue	198.6	120.0	504.1	275.7

Net sales excluding surcharge revenue	$491.5	$369.0	$1,288.0	$996.9

Operating income (loss)	$39.3	$1.1	$70.2	$(49.5)
Special items:
COVID-19 costs	—	2.0	—	5.3
Acquisition-related contingent liability release	—	(4.7)	—	(4.7)

Adjusted operating income (loss)	$39.3	$(1.6)	$70.2	$(48.9)

Operating margin	5.7%	0.2%	3.9%	(3.9)%

Adjusted operating margin excluding surcharge revenue and special items	8.0%	(0.4)%	5.5%	(4.9)%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEM	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended March 31, 2023, as reported	$24.0	$(5.4)	$18.6	$0.38
Special item:
None reported	—	—	—	—

Three Months Ended March 31, 2023, as adjusted	$24.0	$(5.4)	$18.6	$0.38

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.2 million for the three months ended March 31, 2023.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three Months Ended March 31, 2022, as reported	$(8.3)	$0.8	$(7.5)	$(0.16)
Special items:
COVID-19 costs	2.0	(0.4)	1.6	0.03
Acquisition-related contingent liability release	(4.7)	1.1	(3.6)	(0.07)

Three Months Ended March 31, 2022, as adjusted	$(11.0)	$1.5	$(9.5)	$(0.20)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.6 million for the three months ended March 31, 2022.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEM	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Nine Months Ended March 31, 2023, as reported	$23.9	$(5.9)	$18.0	$0.36
Special item:
None reported	—	—	—	—

Nine Months Ended March 31, 2023, as adjusted	$23.9	$(5.9)	$18.0	$0.36

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.0 million for the nine months ended March 31, 2023.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Nine Months Ended March 31, 2022, as reported	$(68.5)	$16.8	$(51.7)	$(1.07)
Special items:
COVID-19 costs	5.3	(1.3)	4.0	0.08
Acquisition-related contingent liability release	(4.7)	1.1	(3.6)	(0.07)

Nine Months Ended March 31, 2022, as adjusted	$(67.9)	$16.6	$(51.3)	$(1.06)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the nine months ended March 31, 2022.

Management believes that earnings (loss) per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
ADJUSTED FREE CASH FLOW	2023	2022	2023	2022
Net cash provided from (used for) operating activities	$4.3	$35.3	$(160.2)	$(101.0)
Purchases of property, plant, equipment and software	(20.5)	(25.1)	(51.5)	(58.5)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	—	—	1.8
Dividends paid	(9.8)	(9.8)	(29.5)	(29.4)

Adjusted free cash flow	$(26.0)	$0.4	$(241.2)	$(187.1)

Management believes that the adjusted free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
NET SALES BY END-USE MARKET	2023	2022	2023	2022
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$241.5	$152.2	$625.4	$421.1
Medical	62.2	46.1	174.7	123.5
Transportation	34.0	32.4	85.0	92.4
Energy	28.6	23.1	69.5	55.3
Industrial and Consumer	95.7	82.0	242.7	214.8
Distribution	29.5	33.2	90.7	89.8

Total net sales excluding surcharge revenue	491.5	369.0	1,288.0	996.9
Surcharge revenue	198.6	120.0	504.1	275.7

Total net sales	$690.1	$489.0	$1,792.1	$1,272.6